Exhibit 99.2

Grocery Outlet Holding Corp. Announces CEO Transition
CEO Eric Lindberg will transition to role of Chairman of the Board; Current President RJ Sheedy to become President & Chief Executive Officer
Emeryville, CA – November 8, 2022 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced that effective January 1, 2023, Eric Lindberg will transition from the role of Chief Executive Officer to Chairman of the Board, and RJ Sheedy, currently the Company's President, will become President and Chief Executive Officer. Mr. Sheedy also will be appointed to the Board, and Erik D. Ragatz, currently Chairman of the Board, will assume the role of Lead Independent Director.
"There is no one better to lead Grocery Outlet into the next chapter of growth than RJ Sheedy. He is a strong business leader who takes a long-term strategic approach, which will position Grocery Outlet for continued success," said Mr. Lindberg. "RJ's leadership style exemplifies our culture and values, he is passionate about the business, and his relentless pursuit of excellence resonates with and inspires our team. I am immensely grateful for the opportunity to have led this remarkable group of people for the past seventeen years, and I look forward to working closely with RJ and the management team in my future role as Chairman."
Mr. Sheedy brings more than 20 years of experience in the grocery and retail industries. He joined Grocery Outlet in 2012 and has served as the Company's President since 2019. Throughout his tenure at Grocery Outlet, Mr. Sheedy has served in leadership roles overseeing purchasing, marketing, supply chain and strategy.
"I am honored to serve as the next CEO of Grocery Outlet, succeeding Eric, who has demonstrated great leadership and vision. The company has experienced tremendous growth and transformation during his tenure, and I look forward to working with Eric for many more years to come," said Mr. Sheedy. "For over ten years, I have had the privilege of working with the incredibly talented and committed group of independent operators and employees at Grocery Outlet. I am excited to continue working closely with them to provide even better value to our customers and extend our mission of Touching Lives for the Better in both existing and new geographies. I am eager to lead Grocery Outlet forward as we strive to realize our tremendous growth potential."
Mr. Ragatz said, "On behalf of the Board, I want to thank Eric for his outstanding leadership and unwavering commitment to Grocery Outlet and our employees, independent operators, customers, and communities. Under his stewardship, the business has experienced remarkable success and remains well-positioned for continued growth. As President, RJ has been instrumental in that success and in guiding the company's long-term strategic vision. RJ is a respected leader throughout the company, and we are confident that he is the best person to lead Grocery Outlet through this exciting next phase of growth."

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding the Company's prospects, plans, business, future financial performance and business strategy, may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 430 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, New Jersey and Maryland.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia, CFA
(510) 704-2816
abhatia@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

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